Exhibit 99.77(q)(1)

Form N-SAR, Item 77

for Voya Series Fund, Inc.

(the “Registrant”)

on behalf of

Voya Global Target Payment Fund

(“Fund”)

ITEM 77Q-1 – Exhibits

(e)(1)	Amended Schedule A dated November 30, 2016 to the Amended and Restated Investment Management Agreement dated November 18, 2014, as amended and restated May 1, 2015 between Voya Investments, LLC and Voya Series Fund, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 204 to the Registrant’s Form N-1A Registration Statement on February 24, 2017.